SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 17, 2006

Date of Report

May 16, 2006

(Date of earliest event reported)

AIMS™ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-86711	87-0567854
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10400 Eaton Place, Suite 450, Fairfax, VA  22030

(Address of principal executive offices, including zip code)

703-621-3875

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

OTHER EVENTS

On May 16, 2006, the Company announced the sale of its interest in Belmere Communications, LLC by means of the following press release:

AIMS Worldwide Broadband Subsidiary Sells Florida Private Cable System Interest

FAIRFAX, Va.—May 16, 2006--AIMS Worldwide, Inc. (OTC BB: AMWW), a vertically integrated marketing communications consultancy providing organizations with focused marketing solutions, announced today that its wholly-owned broadband subsidiary, AIMS Interactive, has joined with its partners to sell the assets of private cable system Belmere Communications, LLC in Windermere, Florida. Terms of the agreement were not disclosed.

Belmere Communications serves approximately 650 homes in the private residential community near Orlando with state-of-the-art cable video services.

"We are pleased to have served the residents of the Belmere community since acquiring Prime Time Cable last year," said Chris Petersen, Group President of AIMS Interactive, Inc. "In conjunction with our partners at Belmere Communications, our private broadband unit provided programming and technical services to the community, but income from the LLC was insignificant.”

“We have adopted a growth strategy that is shifting our geographic focus away from Windermere for the time being and we look forward to re-investing the proceeds from this transaction in our new projects," Petersen said.

AIMS Interactive, through its Prime Time Broadband subsidiary, designs, builds and manages private cable and broadband systems in Central Florida. The company presently has more than 2,500 subscribers under management with additional projects either under construction or nearing the initial building phase.

AIMS Worldwide is a vertically integrated marketing communications consultancy providing organizations with focused marketing solutions at the lowest possible cost. AIMS increases the accuracy of the strategic direction of its client's marketing program, improves results and reduces the cost, by refocusing "mass marketing" to a more strategic "One-2-One" relationship with the ideal customer. To further differentiate from the rest of the market, AIMS places intense focus on the Return on Marketing Investment, or ROMI(SM). The Company's goal is to provide clients with a measurable return by first conducting an audit of the client's existing marketing strategy in order to deliver an increased return on their investment. AIMS is accelerating its growth by targeting and acquiring a group of media and marketing communication services companies. Further information may be obtained at Company Internet sites: www.aimsworldwide and www.aimsinteractive.

Safe Harbor Statement

All statements other than statements of historical fact included in this document are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and other similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.aimsworldwide.

Contact:

AIMS Worldwide, Inc.

Gerald Garcia, 703-621-3875, ext 2256

ggarcia@aimsworldwide.com

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS™ WORLDWIDE, INC.

DATE:  May 16, 2006

By: /s/ Gerald Garcia, Jr.

Gerald Garcia, Jr.

President and Chief Executive Officer

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